EXPLANATORY NOTE

Worthy Peer Capital, Inc. has prepared the Pre-Effective Amendment to Form 1-A solely for the purpose of filing Exhibit 15.2 pursuant to Rule 252(d).

PART III — EXHIBITS

Index to Exhibits

Exhibit Number	Description
2.1††	Certificate of Incorporation of Worthy Peer Capital, Inc., filed with the Delaware Secretary of State on June 9, 2016.
2.2††	Bylaws of Worthy Peer Capital, Inc.
3.1††	Form of Worthy Peer Capital Bond.
3.2††	Worthy Bond Investor Agreement
11.1††	Consent of Independent Auditors.
11.2††	Consent of the Pearlman Law Group LLP (Contained in Exhibit 12.1).
12.1††	Opinion of the Pearlman Law Group LLP.
15.1††	Non-public correspondence previously submitted.
15.2†	Response letters to SEC comment letters.

———————

† Filed herewith.

†† Previously filed.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 22nd day of December 2017.

WORTHY PEER CAPITAL, INC.

By:	/s/ Sally Outlaw
Name:	Sally Outlaw
Title:	Chief Executive Officer

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

Name and Signature	Title	Date

/s/ Sally Outlaw	Chief Executive Officer, Director	December 22, 2017
Sally Outlaw	(Principal Executive Officer)

/s/ Andrew Rachmell	Senior Vice President, Finance	December 22, 2017
Andrew Rachmell	(Principal Financial Officer and Principal Accounting Officer)

/s/ Alan Jacobs	Senior Vice President, Chief Operating Officer, Director	December 22, 2017
Alan Jacobs